EXHIBIT 3.2

                               BY-LAWS

                                 OF

           BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

              (hereinafter called the "Corporation")

                            ARTICLE I

                             OFFICES

               Section 1.  Registered Office.  The registered

     office of the Corporation shall be in the City of Dover,

     County of Kent, State of Delaware.

               Section 2.  Other Offices. The Corporation may

     also have offices at such other places both within and

     without the State of Delaware as the Board of Directors

     may from time to time determine.

                            ARTICLE II

                     MEETINGS OF STOCKHOLDERS

               Section 1.  Place of Meetings.  Meetings of

     the stockholders for the election of directors or for

     any other purpose shall be held at such time and place,

     either within or without the State of Delaware as shall

     be designated from time to time by the Board of

     Directors and stated in the notice of the meeting or in

     a duly executed waiver of notice thereof.

               Section 2. Annual Meetings. The Annual Meet-

     ing of Stockholders shall be held on such date and at

     such time as shall be designated from time to time by the

     Board of Directors and stated in the notice of the meet-

     ing, at which meeting the stockholders shall elect by a

     plurality vote a class of the Board of Directors as set

     forth in the Certificate of Incorporation, and transact

     such other business as may properly be brought before the

     meeting.  Written notice of the Annual Meeting stating

     the place, date and hour of the meeting shall be given to

     each stockholder entitled to vote at such meeting not

     less than twenty nor more than sixty days before the date

     of the meeting.

               Section 3.  Special Meetings. Unless otherwise

     prescribed by law or by the Certificate of Incorporation,

     Special Meetings of Stockholders, for any purpose or

     purposes, may be called by either (i) the Chairman, if

     there be one, or (ii) the President, (iii) any Vice Pres-

     ident, if there be one, (iv) the Secretary or (v) any

     Assistant Secretary, if there be one, and shall be called

     by any such officer at the request in writing of a major-

     ity of the Board of Directors or of stockholders owning a

     majority of the capital stock of the Corporation issued

     and outstanding and entitled to vote.  Such request shall

     state the purpose or purposes of the proposed meeting.

     Written notice of a Special Meeting stating the place,

     date and hour of the meeting and the purpose or purposes

     for which the meeting is called shall be given not less

     than twenty nor more than sixty days before the date of

     the meeting to each stockholder entitled to vote at such

     meeting.

               Section 4.  Quorum.  Except as otherwise pro-

     vided by law or by the Certificate of Incorporation, the

     holders of a majority of the capital stock issued and

     outstanding and entitled to vote thereat, present in

     person or represented by proxy, shall constitute a quorum

     at all meetings of the stockholders for the transaction

     of business.  If, however, such quorum shall not be pre-

     sent or represented at any meeting of the stockholders,

     the stockholders entitled to vote thereat, present in

     person or represented by proxy, shall have power to ad-

     journ the meeting from time to time, without notice other

     than announcement at the meeting, until a quorum shall be

     present or represented, provided, however, that if the

     adjournment is for more than thirty days, or if after the

     adjournment a new record date is fixed for the adjourned

     meeting, a notice of the adjourned meeting shall be given

     to each stockholder entitled to vote at the meeting.  At

     any such adjourned meeting at which a quorum shall be

     present or represented, any business may be transacted

     which might have been transacted at the meeting as origi-

     nally noticed.

               Section 5.  Voting.  Unless otherwise required

     by law, the Certificate of Incorporation or these By-

     Laws, any question brought before any-meeting of stock

     holders shall be decided by the vote of the holders of a

     majority of the stock represented and entitled to vote

     thereat.  Each stockholder represented at a meeting of

     stockholders shall be entitled to cast one vote for each

     share of the capital stock entitled to vote thereat held

     by such stockholder.  Such votes may be cast in person or

     by proxy but no proxy shall be voted on or after three

     years from its date, unless such proxy provides for a

     longer period.  The Board of Directors, in its discre-

     tion, or the officer of the Corporation presiding at a

     meeting of stockholders, in his discretion, may require

     that any votes cast at such meeting shall be cast by

     written ballot.

               Section 6.  Consent of Stockholders in Lieu of

     Meeting.  Unless otherwise provided in the Certificate of

     Incorporation, any action required or permitted to be

     taken at any Annual or Special Meeting of Stockholders of

     the Corporation, may be taken without a meeting, without

     prior notice and without a vote, if a consent in writing,

     setting forth the act in so taken, shall be signed by the

     holders of outstanding stock having not less than the

     minimum number of votes that would be necessary to autho-

     rize or take such action at a meeting at which all shares

     entitled to vote thereon were present and voted.  Prompt

     notice of the taking of the corporate action without a

     meeting by less than unanimous written consent shall be

     given to those stockholders who have not consented in

     writing.

               Section 7.  List of Stockholders Entitled to

     Vote.  The officer of the Corporation who has charge of

     the stock ledger of the Corporation shall prepare and

     make, at least ten days before every meeting of stock-

     holders, a complete list of the stockholders entitled to

     vote at the meeting, arranged in alphabetical order, and

     showing the address of each stockholder and the number of

     shares registered in the name of each stockholder.  Such

     list shall be open to the examination of any stockholder,

     for any purpose germane to the meeting, during ordinary

     business hours, for a period of at least ten days prior

     to the meeting, either at a place within the city where

     the meeting is to be held, which place shall be specified

     in the notice of the meeting, or, if not so specified, at

     the place where the meeting is to be held.  The list

     shall also be produced and kept at the time and place of

     the meeting during the whole time thereof, and may be

     inspected by any stockholder of the Corporation who is

     present.

               Section 8.  Stock Ledger.  The stock ledger of

     the Corporation shall be the only evidence as to who are

     the stockholders entitled to examine the stock ledger,

     the list required by Section 7 of this Article II or the

     books of the Corporation, or to vote in person or by

     proxy at any meeting of stockholders.

                            ARTICLE III

                             DIRECTORS

               Section 1.  Number and Election of Directors.

     The number of directors of the Corporation which shall

     constitute the entire Board of Directors shall be such

     number as initially fixed by the Incorporator and there-

     after as fixed by the Board of Directors in accordance

     with the Certificate of Incorporation.  Except as provid-

     ed in Section 2 of this Article, directors shall be

     elected by a plurality of the votes cast at Annual Meet-

     ings of Stockholders, and each director so elected shall

     hold office until the next Annual Meeting and until his

     successor is duly elected and qualified, or until his

     earlier resignation or removal.  Any director may resign

     at any time upon notice to the Corporation. Directors

     need not be stockholders.

               Section 2.  Vacancies.  Vacancies and newly

     created directorships resulting from any increase in the

     authorized number of directors, death, resignation or

     removal may be filled by the directors then in office in

     accordance with the Certificate of Incorporation.

               Section 3.  Duties and Powers.  The business of

     the Corporation shall be managed by or under the direc-

     tion of the Board of Directors which may exercise all

     such powers of the Corporation and do all such lawful

     acts and things as are not by statute or by the Certifi-

     cate of Incorporation or by these By-Laws directed or

     required to be exercised or done by the stockholders.

               Section 4.  Meetings. The Board of Directors of

     the Corporation may hold meetings, both regular and spe-

     cial, either within or without the State of Delaware.

     Regular meetings of the Board of Directors may be held

     without notice at such time and at such place as may from

     time to time be determined by the Board of Directors.

     Special meetings of the Board of Directors may be called

     by the Chairman, if there be one, the President, or any

     two directors.  Notice thereof stating the place, date

     and hour of the meeting shall be given to each director

     either by mail not less than forty-eight (48) hours be-

     fore the date of the meeting, by telephone or telegram on

     twenty-four (24) hours' notice, or on such shorter notice

     as the person or persons calling such meeting may deem

     necessary or appropriate in the circumstances.

               Section 5.  Quorum.  Except as may be otherwise

     specifically provided by law, the Certificate of Incorpo-

     ration or these By-Laws, at all meetings of the Board of

     Directors, a majority of the entire Board of Directors

     shall constitute a quorum for the transaction of business

     and the act of a majority of the directors present at any

     meeting at which there is a quorum shall be the act of

     the Board of Directors.  If a quorum shall not be present

     at any meeting of the Board of Directors, the directors

     present thereat may adjourn the meeting from time to

     time, without notice other than announcement at the meet-

     ing, until a quorum shall be present.

               Section 6.  Actions of Board.  Unless otherwise

     provided by the Certificate of Incorporation or these By-

     Laws, any action required or permitted to be taken at any

     meeting of the Board of Directors or of any committee

     thereof may be taken without a meeting, if all the mem-

     bers of the Board of Directors or committee, as the case

     may be, consent thereto in writing, and the writing or

     writings are filed with the minutes of proceedings of the

     Board of Directors or committee.

               Section 7.  Meetings by Means of Conference

     Telephone.  Unless otherwise provided by the Certificate

     of Incorporation or these By-Laws, members of the Board

     of Directors of the Corporation, or any committee desig-

     nated by the Board of Directors, may participate in a

     meeting of the Board of Directors or such committee by

     means of a conference telephone or similar communications

     equipment by means of which all persons participating in

     the meeting can hear each other, and participation in a

     meeting pursuant to this Section 7 shall constitute pres-

     ence in person at such meeting.

               Section 8.  Committees.  The Board of Directors

     may, by resolution passed by a majority of the entire

     Board of Directors, designate one or more committees,

     each committee to consist of two or more of the directors

     of the Corporation.  The Board of Directors may designate

     one or more directors as alternate members of any commit-

     tee, who may replace any absent or disqualified member at

     any meeting of any such committee.  In the absence or

     disqualification of a member of a committee, and in the

     absence of a designation by the Board of Directors of an

     alternate member to replace the absent or disqualified

     member, the member or members thereof present at any

     meeting and not disqualified from voting, whether or not

     he or they constitute a quorum, may unanimously appoint

     another member of the Board of Directors to act at the

     meeting in the place of any absent or disqualified mem-

     ber.  Any committee, to the extent allowed by law and

     shall have and may exercise all the powers and authority

     of the Board of Directors in the management of the busi-

     ness and affairs of the Corporation.  Each committee

     shall keep regular minutes and report to the Board of

     Directors when required.

               Section 9.  Compensation. The directors may be

     paid their expenses, if any, of attendance at each meet-

     ing of the Board of Directors and may be paid a fixed sum

     for attendance at each meeting of the Board of Directors

     or a stated salary as director.  No such payment shall

     preclude any director from serving the Corporation in any

     other capacity and receiving compensation therefor.  Mem-

     bers of special or standing committees may be allowed

     like compensation for attending committee meetings.

               Section 10.  Interested Directors.  No contract

     or transaction between the Corporation and one or more of

     its directors or officers, or between the Corporation and

     any other corporation, partnership, association, or other

     organization in which one or more of its directors or

     officers are directors or officers, or have a financial

     interest, shall be void or voidable solely for this rea-

     son, or solely because the director or-officer is present

     at or participates in the meeting of the Board of Direc-

     tors or committee thereof which authorizes the contract

     or transaction, or solely because his or their votes are

     counted for such purpose if (i) the material facts as to

     his or their relationship or interest and as to the con-

     tract or transaction are disclosed or are known to the

     Board of Directors or the committee, and the Board of

     Directors or committee in good faith authorizes the con-

     tract or transaction by the affirmative votes of a major-

     ity of the disinterested directors, even though the dis-

     interested directors be less than a quorum; or (ii) the

     material facts as to his or their relationship or inter-

     est and as to the contract or transaction are disclosed

     or are known to the stockholders entitled to vote there-

     on, and the contract or transaction is specifically ap-

     proved in good faith by vote of the stockholders; or

     (iii) the contract or transaction is fair as to the Cor-

     poration as of the time it is authorized, approved or

     ratified, by the Board of Directors, a committee thereof

     or the stockholders.  Common or interested directors may

     be counted in determining the presence of a quorum at a

     meeting of the Board of Directors or of a committee which

     authorizes the contract or transaction.

                         ARTICLE IV

                          OFFICERS

               Section 1.  General.  The officers of the Cor-

     poration shall be chosen by the Board of Directors and

     shall be a President, a Secretary and a Treasurer.  The

     Board of Directors, in its discretion, may also choose a

     Chairman of the Board of Directors (who must be a direc-

     tor) and one or more Vice-Presidents, Assistant Secretar-

     ies, Assistant Treasurers and other officers.  Any number

     of offices may be held by the same person, unless other-

     wise prohibited by law, the Certificate of Incorporation

     or these By-Laws.  The officers of the Corporation need

     not be stockholders of the Corporation nor, except in the

     case of the Chairman of the Board of Directors, need such

     officers be directors of the Corporation.

               Section 2.  Election.  The Board of Directors

     at its first meeting held after each Annual Meeting of

     Stockholders shall elect the officers of the Corporation

     who shall hold their offices for such terms and shall

     exercise such powers and perform such duties as shall be

     determined from time to time by the Board of Directors;

     and all officers of the Corporation shall hold office

     until their successors are chosen and qualified, or until

     their earlier resignation or removal.  Any officer elect-

     ed by the Board of Directors may be removed at any time

     by the affirmative vote of a majority of the Board of

     Directors.  Any vacancy occurring in any office of the

     Corporation shall be filled by the Board of Directors.

     The salaries of all officers of the Corporation shall be

     fixed by the Board of Directors.

               Section 3.  Voting Securities Owned by the

     Corporation.  Powers of attorney, proxies, waivers of

     notice of meeting, consents and other instruments relat-

     ing to securities owned by the Corporation may be execut-

     ed in the name of and on behalf of the Corporation by the

     President or any Vice-President and any such officer may,

     in the name of and on behalf of the Corporation, take all

     such action as any such officer may deem advisable to

     vote in person or by proxy at any meeting of security

     holders of any corporation in which the Corporation may

     own securities and at any such meeting shall possess and

     may exercise any and all rights and power incident to the

     ownership of such securities and which, as the owner

     thereof, the Corporation might have exercised and pos-

     sessed if present.  The Board of Directors may, by reso-

     lution, from time to time confer like powers upon any

     other person or persons.

               Section 4.  Chairman of the Board of Directors.

     The Chairman of the Board of Directors, if there be one,

     shall preside at all meetings of the stockholders and of

     the Board of Directors.  He shall be the Chief Executive

     Officer of the Corporation, and except where by law the

     signature of the President is required, the Chairman of

     the Board of Directors shall possess the same power as

     the President to sign all contracts, certificates and

     other instruments of the Corporation which may be autho-

     rized by the Board of Directors.  During the absence or

     disability of the President, the Chairman of the Board of

     Directors shall exercise all the powers and discharge all

     the duties of the President.  The Chairman of the Board

     of Directors shall also perform such other duties and may

     exercise such other powers as from time to time may be

     assigned to him by these By-Laws or by the Board of Di-

     rectors.

               Section 5.  President. The President shall,

     subject to the control of the Board of Directors and, if

     there be one, the Chairman of the Board of Directors,

     have general supervision of the business of the Corpora-

     tion and shall see that all orders and resolutions of the

     Board of Directors are carried into effect.  He shall

     execute all bonds, mortgages, contracts and other instru-

     ments of the Corporation requiring a seal, under the seal

     of the Corporation, except where required or permitted by

     law to be otherwise signed and executed and except that

     the other officers of the Corporation may sign and exe-

     cute documents when so authorized by these By-Laws, the

     Board of Directors or the President.  In the absence or

     disability of the Chairman of the Board of Directors, or

     if there be none, the President shall preside at all

     meetings of the Stockholders and the Board of Directors.

     If there be no Chairman of the Board of Directors, the

     President shall be the Chief Executive Officer of the

     Corporation.  The President shall also perform such other

     duties and may exercise such other powers as from time to

     time may be assigned to him by these By-Laws or by the

     Board of Directors.

               Section 6.  Vice-Presidents. At the request of

     the President or in his absence or in the event of his

     inability or refusal to act (and if there be no Chairman

     of the Board of Directors), the Vice-President or the

     Vice-Presidents if there is more than one (in the order

     designated by the Board of Directors) shall perform the

     duties of the President, and when so acting, shall have

     all the powers of and be subject to all the restrictions

     upon the President.  Each Vice-President shall perform

     such other duties and have such other powers as the Board

     of Directors from time to time may prescribe.  If there

     be no Chairman of the Board of Directors and no Vice-

     President, the Board of Directors shall designate the

     officer of the Corporation who, in the absence of the

     President or in the event of the inability or refusal of

     the President to act, shall perform the duties of the

     President, and when so acting, shall have all the powers

     of and be subject to all the restrictions upon the Presi-

     dent.

               Section 7.  Secretary.  The Secretary shall

     attend all meetings of the Board of Directors and all

     meetings of stockholders and record all the proceedings

     thereat in a book or books to be kept for that purpose;

     the Secretary shall also perform like duties for the

     standing committees when required.  The Secretary shall

     give, or cause to be given, notice of all meetings of the

     stockholders and special meetings of the Board of Direc-

     tors, and shall perform such other duties as may be pre

     scribed by the Board of Directors or President, under

     whose supervision he shall be.  If the Secretary shall be

     unable or shall refuse to cause to be given notice of all

     meetings of the stockholders and special meetings of the

     Board of Directors, and if there be no Assistant Secre-

     tary, then either the Board of Directors or the President

     may choose another officer to cause such notice to be

     given.  The Secretary shall have custody of the seal of

     the Corporation and the Secretary or any Assistant Secre-

     tary, if there be one, shall have authority to affix the

     same to any instrument requiring it and when so affixed,

     it may be attested by the signature of the Secretary or

     by the signature of any such Assistant Secretary.  The

     Board of Directors may give general authority to any

     other officer to affix the seal of the Corporation and to

     attest the affixing by his signature.  The Secretary

     shall see that all books, reports, statements, certifi-

     cates and other documents and records required by law to

     be kept or filed are properly kept or filed, as the case

     may be.

               Section 8.  Treasurer.  The Treasurer shall

     have the custody of the corporate funds and securities

     and shall keep full and accurate accounts of receipts and

     disbursements in books belonging to the Corporation and

     shall deposit all moneys and other valuable effects in

     the name and to the credit of the Corporation in such

     depositories as may be designated by the Board of Direc-

     tors.  The Treasurer shall disburse the funds of the

     Corporation as may be ordered by the Board of Directors,

     taking proper vouchers for such disbursements, and shall

     render to the President and the Board of Directors, at

     its regular meetings, or when the Board of Directors so

     requires, an account of all his transactions as Treasurer

     and of the financial condition of the-Corporation.  If

     required by the Board of Directors, the Treasurer shall

     give the Corporation a bond in such sum and with such

     surety or sureties as shall be satisfactory to the Board

     of Directors for the faithful performance of the duties

     of his office and for the restoration to the Corporation,

     in case of his death, resignation, retirement or removal

     from office, of all books, papers, vouchers, money and

     other property of whatever kind in his possession or

     under his control belonging to the Corporation.

               Section 9.  Assistant Secretaries.  Except as

     may be otherwise provided in these By-Laws, Assistant

     Secretaries, if there be any, shall perform such duties

     and have such powers as from time to time may be assigned

     to them by the Board of Directors, the President, any

     Vice-President, if there be one, or the Secretary, and in

     the absence of the Secretary or in the event of his dis-

     ability or refusal to act, shall perform the duties of

     the Secretary, and when so acting, shall have all the

    powers of and be subject to all the restrictions upon the

     Secretary.

               Section 10.  Assistant Treasurers.  Assistant

     Treasurers, if there be any, shall perform such duties

     and have such powers as from time to time may be assigned

     to them by the Board of Directors, the President, any

     Vice-President, if there be one, or the Treasurer, and in

     the absence of the Treasurer or in the event of his dis-

     ability or refusal to act, shall perform the duties of

     the Treasurer, and when so acting, shall have all the

     powers of and be subject to all the restrictions upon the

     Treasurer.  If required by the Board of Directors, an

     Assistant Treasurer shall give the Corporation a bond in

     such sum and with such surety or sureties as shall be

     satisfactory to the Board of Directors for the faithful

     performance of the duties of his office and for the res-

     toration to the Corporation, in case of his death, resig-

     nation, retirement or removal from office, of all books,

     papers, vouchers, money and other property of whatever

     kind in his possession or under his control belonging to

     the Corporation.

               Section 11.  Other Officers.  Such other offi-

     cers as the Board of Directors may choose shall perform

     such duties and have such powers as from time to time may

     be assigned to them by the Board of Directors.  The Board

     of Directors may delegate to any other officer of the

     Corporation the power to choose such other officers and

     to prescribe their respective duties and powers.

                             ARTICLE V

                               STOCK

               Section 1.  Form of Certificates.  Every holder

     of stock in the Corporation shall be entitled to have a

     certificate signed, in the name of the Corporation (i) by

     the Chairman of the Board of Directors, the President or

     a Vice-President and (ii) by the Treasurer or an Assis-

     tant Treasurer, or the Secretary or an Assistant Secre-

     tary of the Corporation, certifying the number of shares

     owned by him in the Corporation.

               Section 2.  Signatures.  Where a certificate is

     countersigned by (i) a transfer agent other than the

     Corporation or its employee, or (ii) a registrar other

     than the Corporation or its employee, any other signature

     on the certificate may be a facsimile.  In case any offi-

     cer, transfer agent or registrar who has signed or whose

     facsimile signature has been placed upon a certificate

     shall have ceased to be such officer, transfer agent or

     registrar before such certificate is issued, it may be

     issued by the Corporation with the same effect as if he

     were such officer, transfer agent or registrar at the

     date of issue.

               Section 3.  Lost Certificates.  The Board of

     Directors may direct a new certificate to be issued in

     place of any certificate theretofore issued by the Corpo-

     ration alleged to have been lost, stolen or destroyed,

     upon the making of an affidavit of that fact by the per-

     son claiming the certificate of stock to be lost, stolen

     or destroyed.  When authorizing such issue of a new cer-

     tificate, the Board of Directors may, in its discretion

     and as a condition precedent to the issuance thereof,

     require the owner of such lost, stolen or destroyed cer-

     tificate, or his legal representative, to advertise the

     same in such manner as the Board of Directors shall re-

     quire and/or to give the Corporation a bond in such sum

     as it may direct as indemnity against any claim that may

     be made against the Corporation with respect to the cer-

     tificate alleged to have been lost, stolen or destroyed.

               Section 4.  Transfers.  Stock of the Corpora-

     tion shall be transferable in the manner prescribed by

     law and in these By-Laws.  Transfers of stock shall be

     made on the books of the Corporation only by the person

     named in the certificate or by his attorney lawfully

     constituted in writing and upon the surrender of the

     certificate therefor, which shall be cancelled before a

     new certificate shall be issued.

               Section 5.  Record Date.  In order that the

     Corporation may determine the stockholders entitled to

     notice of or to vote at any meeting of stockholders or

     any adjournment thereof, or entitled to express consent

     to corporate action in writing without a meeting, or

     entitled to receive payment of any dividend or other

     distribution or allotment of any rights, or entitled to

     exercise any rights in respect of any change, conversion

     or exchange of stock, or for the purpose of any other

     lawful action, the Board of Directors may fix, in ad-

     vance, a record date, which shall not be more than sixty

     days nor less than ten days before the date of such meet-

     ing, nor more than sixty days prior to any other action.

     A determination of stockholders of record entitled to

     notice of or to vote at a meeting of stockholders shall

     apply to any adjournment of the meeting; provided, howev-

     er, that the Board of Directors may fix a new record date

     for the adjourned meeting.

               Section 6.  Beneficial Owners.  The Corporation

     shall be entitled to recognize the exclusive right of a

     person registered on its books as the owner of shares to

     receive dividends, and to vote as such owner, and to hold

     liable for calls and assessments a person registered on

     its books as the owner of shares, and shall not be bound

     to recognize any equitable or other claim to or interest

     in such share or shares on the part of any other person,

     whether or not it shall have express or other notice

     thereof, except as otherwise provided by law.

                              ARTICLE VI

                                NOTICES

               Section 1.  Notices.  Whenever written notice

     is required by law, the Certificate of Incorporation or

     these By-Laws, to be given to any director, member of a

     committee or stockholder, such notice may be given by

     mail, addressed to such director, member of a committee

     or stockholder, at his address as it appears on the re-

     cords of the Corporation, with postage thereon prepaid,

     and such notice shall be deemed to be given at the time

     when the same shall be deposited in the United States

     mail.  Written notice may also be given personally or by

     telegram, telex or cable.

               Section 2.  Waivers of Notice.  Whenever any

     notice is required by law, the Certificate of Incorpora-

     tion or these By-Laws, to be given to any director, mem-

     ber of a committee or stockholder, a waiver thereof in

     writing, signed by the person or persons entitled to said

     notice, whether before or after the time stated therein,

     shall be deemed equivalent thereto.

                           ARTICLE VII

                        GENERAL PROVISIONS

               Section 1.  Dividends.  Dividends upon the

     capital stock of the Corporation, subject to the provi-

     sions of the Certificate of Incorporation, if any, may be

     declared by the Board of Directors at any regular or

     special meeting, and may be paid in cash, in property, or

     in shares of the capital stock.  Before payment of any

     dividend, there may be set aside out of any funds of the

     Corporation available for dividends such sum or sums as

     the Board of Directors from time to time, in its absolute

     discretion, deems proper as a reserve or reserves to meet

     contingencies, or for equalizing dividends, or for re-

     pairing or maintaining any property of the Corporation,

     or for any proper purpose, and the Board of Directors may

     modify or abolish any such reserve.

               Section 2.  Disbursements.  All checks or de-

     mands for money and notes of the Corporation shall be

     signed by such officer or officers or such other person

     or persons as the Board of Directors may from time to

     time designate.

               Section 3.  Fiscal Year.  The fiscal year of

     the Corporation shall be fixed by resolution of the Board

     of Directors.

               Section 4.  Corporate Seal.  The corporate seal

     shall have inscribed thereon the name of the Corporation,

     the year of its organization and the words "Corporate

     Seal, Delaware".  The seal may be used by causing it or a

     facsimile thereof to be impressed or affixed or repro-

     duced or otherwise.

                           ARTICLE VIII

                            AMENDMENTS

               Section 1. Subject to paragraph II of Article

     SIXTH of the Certificate of Incorporation, these By-Laws

     may be altered, amended or repealed, in whole or in part,

     or new By-Laws may be adopted by the stockholders or by

     the Board of Directors, provided, however, that notice of

     such alteration, amendment, repeal or adoption of new By-

     Laws be contained in the notice of such meeting of stock-

     holders or Board of Directors as the case may be.  All

     such amendments must be approved by either the holders of

     a majority of the outstanding capital stock entitled to

     vote thereon or by a majority of the entire Board of

     Directors then in office.

               Section 2.  Entire Board of Directors.  As used

     in this Article VIII and in these By-Laws generally, the

     term "entire Board of Directors" means the total number

     of directors which the Corporation would have if there

     were no vacancies.